                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces First Quarter 2025 Results

•First Quarter GAAP Diluted Earnings Per Share were $1.07 in 2025 vs. $0.98 in 2024
•First Quarter Adjusted (Non-GAAP) Diluted Earnings Per Share were $1.07 in 2025 vs. $1.02 in 2024
•Reaffirmed 2025 Diluted EPS Guidance Range of $4.85 to $5.05 Per Share

ST. LOUIS (May 1, 2025) — Ameren Corporation (NYSE: AEE) today announced first quarter 2025 net income attributable to common shareholders of $289 million, or $1.07 per diluted share, compared to first quarter 2024 GAAP net income of $261 million, or $0.98 per diluted share. Excluding certain prior year charges discussed below, Ameren recorded first quarter 2024 adjusted net income attributable to common shareholders of $272 million, or $1.02 per diluted share.
First quarter 2025 earnings reflected increased infrastructure investments and higher Ameren Missouri retail sales primarily driven by colder winter temperatures in 2025 compared to the prior-year period. These positive factors were partially offset by higher interest expense at Ameren Parent and Ameren Missouri and higher storm-related expenses at Ameren Missouri. Finally, the earnings per diluted share comparison reflected higher weighted-average basic common shares outstanding.
“Execution on all elements of our strategy, including significant investments in infrastructure in each of our business segments, continues to drive value for our customers. We remain on track to deliver within our 2025 earnings guidance range of $4.85 to $5.05 per share," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation.

A reconciliation of first quarter GAAP to adjusted earnings is reflected in the table below. There were no adjustments to first quarter 2025 earnings. A charge for additional mitigation relief related to the Rush Island Energy Center, which decreased earnings for the first quarter 2024 by $11 million, was excluded from adjusted 2024 earnings.

	(In millions, except per share amounts)
	Three Months Ended Mar. 31,
	2025		2024
GAAP Earnings / Diluted EPS	$289	$1.07	$261	$0.98
Charge for additional mitigation relief related to Rush Island Energy Center	$—	$—	$15	$0.05
Less: Federal income tax benefit	—	—	(4)	(0.01)
Charge, net of tax benefit	$—	$—	$11	$0.04
Adjusted Earnings / Diluted EPS	$289	$1.07	$272	$1.02
Earnings Guidance
Today, Ameren reaffirmed its 2025 earnings per share guidance range of $4.85 to $5.05. Earnings guidance for 2025 assumes normal temperatures for the last nine months of the year and is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2025 earnings were $42 million, compared to first quarter 2024 GAAP and adjusted earnings of $25 million and $36 million, respectively. Adjusted first quarter earnings in 2024 excluded the charge related to the Rush Island Energy Center, as described above. The year-over-year increase in earnings reflected earnings on increased infrastructure investments and higher retail sales, primarily driven by colder winter temperatures in 2025 compared to the prior-year period. These positive factors were partially offset by higher interest expense and higher storm-related expenses.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2025 earnings were $89 million, compared to first quarter 2024 earnings of $72 million. The year-over-year increase reflected earnings on increased infrastructure investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2025 earnings were $63 million, compared to first quarter 2024 earnings of $56 million. The year-over-year increase reflected earnings on increased infrastructure investments under the multi-year rate plan.

Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2025 earnings were $108 million, compared to first quarter 2024 earnings of $106 million. The year-over-year increase reflected lower operations and maintenance expenses in the first quarter of 2025.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent's first quarter 2025 loss was $13 million, compared to first quarter 2024 earnings of $2 million. The year-over-year comparison reflected higher interest expense in the first quarter of 2025.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, May 2, 2025, to discuss 2025 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on X at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn.com/company/Ameren.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented adjusted earnings and adjusted earnings per share, which are non-GAAP measures and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP information is included in this release. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the cumulative impact of the first and third quarter 2024 charges for additional mitigation relief related to an agreement in principle to settle the New Source Review and Clean Air Act proceeding and a third quarter 2024 charge for customer refunds related to the Federal Energy Regulatory Commission's (FERC) October 2024 order on Midcontinent Independent System Operator, Inc.'s (MISO) allowed base return on equity (ROE), both of which related to matters that had been ongoing for over ten years. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that adjusted earnings allow the company to more accurately compare its ongoing performance across periods. In providing adjusted earnings guidance, there could be differences between adjusted earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2024, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri's natural gas delivery service regulatory rate review filed with the MoPSC in September 2024, Ameren Illinois' appeal of the December 2023 and 2024 Illinois Commerce Commission (ICC) orders for the multi-year rate plan (MYRP) electric distribution service regulatory rate review and June 2024 rehearing order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2025, Ameren Illinois' natural gas delivery service regulatory rate review filed with the ICC in January 2025, and the January and April 2025 appeals of FERC's October 2024 and March 2025 orders by the MISO transmission owners, including Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI);
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism;
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired and nuclear energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, preferred resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals;
•Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy projects and nuclear energy production; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals and project approvals, including CCNs from the MoPSC and the ICC or any other required approvals, associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, foreign trade tariffs, executive orders, or extended federal government shutdowns or defunding;
•the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the Inflation Reduction Act of 2022 (IRA), including the effects of the IRA as it relates to income tax payments or the transferability of production and investment tax credits and the 15% minimum tax on adjusted financial statement income; and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming increasingly cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity required for the energy generated by Ameren Missouri's energy centers or as required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;

•business, economic, geopolitical, and capital market conditions, including foreign trade tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during and after the transition to clean energy generation by Ameren Missouri and the electric utility industry, as well as our ability to meet existing or future generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements and environmental policies, including those related to New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit, terminate or otherwise modify the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about company policies or practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity;
•the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the United States and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services; and
•the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, prolonged government shutdowns or defunding, acts of sabotage or terrorism, including cyberattacks, and physical attacks, and other impacts on business, economic, and geopolitical conditions, including inflation, foreign trade tariffs, trade wars, or recession.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating Revenues:
Electric	$1,622	$1,364
Natural gas	475	452
Total operating revenues	2,097	1,816
Operating Expenses:
Fuel and purchased power	502	328
Natural gas purchased for resale	169	151
Other operations and maintenance	485	470
Depreciation and amortization	367	361
Taxes other than income taxes	144	135
Total operating expenses	1,667	1,445
Operating Income	430	371
Other Income, Net	85	89
Interest Charges	175	154
Income Before Income Taxes	340	306
Income Taxes	50	44
Net Income	290	262
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$289	$261

Earnings per Common Share - Basic and Diluted	$1.07	$0.98

Weighted-average Common Shares Outstanding – Basic	270.0	266.4
Weighted-average Common Shares Outstanding – Diluted	271.4	266.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$23	$7
Accounts receivable - trade (less allowance for doubtful accounts)	667	525
Unbilled revenue	253	346
Miscellaneous accounts receivable	327	96
Inventories	669	762
Current regulatory assets	340	366
Other current assets	176	162
Total current assets	2,455	2,264
Property, Plant, and Equipment, Net	37,010	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,312	1,342
Goodwill	411	411
Regulatory assets	2,569	2,397
Pension and other postretirement benefits	765	757
Other assets	1,143	1,123
Total investments and other assets	6,200	6,030
TOTAL ASSETS	$45,665	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$17	$317
Short-term debt	1,252	1,143
Accounts and wages payable	702	1,059
Interest accrued	159	196
Customer deposits	223	223
Other current liabilities	510	475
Total current liabilities	2,863	3,413
Long-term Debt, Net	18,354	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,782	4,474
Regulatory liabilities	5,953	5,897
Asset retirement obligations	830	822
Other deferred credits and liabilities	535	487
Total deferred credits and other liabilities	12,100	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,524	7,513
Retained earnings	4,702	4,604
Accumulated other comprehensive loss	(10)	(6)
Total shareholders’ equity	12,219	12,114
Noncontrolling Interests	129	129
Total equity	12,348	12,243
TOTAL LIABILITIES AND EQUITY	$45,665	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$290	$262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	395	379
Amortization of nuclear fuel	20	18
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and tax credits, net	116	44
Allowance for equity funds used during construction	(16)	(9)
Stock-based compensation costs	7	8
Other	7	16
Changes in assets and liabilities	(393)	(231)
Net cash provided by operating activities	431	492
Cash Flows From Investing Activities:
Capital expenditures	(1,064)	(890)
Nuclear fuel expenditures	(18)	(12)
Purchases of securities – nuclear decommissioning trust fund	(107)	(70)
Sales and maturities of securities – nuclear decommissioning trust fund	93	66
Other	9	—
Net cash used in investing activities	(1,087)	(906)
Cash Flows From Financing Activities:
Dividends on common stock	(191)	(178)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	108	332
Maturities of long-term debt	(300)	—
Issuances of long-term debt	1,099	347
Issuances of common stock	13	10
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(11)	(5)
Net cash provided by financing activities	704	497
Net change in cash, cash equivalents, and restricted cash	48	83
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of period(b)	$376	$355
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(b)Includes $23 million of cash and cash equivalents and $353 million of restricted cash as of March 31, 2025.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2025	2024
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,864	3,477
Commercial	3,367	3,271
Industrial	959	959
Street lighting and public authority	17	19
Ameren Missouri retail load subtotal	8,207	7,726
Off-system	1,214	1,131
Ameren Missouri total	9,421	8,857
Ameren Illinois Electric Distribution
Residential	2,973	2,751
Commercial	2,820	2,756
Industrial	2,491	2,678
Street lighting and public authority	103	98
Ameren Illinois Electric Distribution total	8,387	8,283
Ameren Total	17,808	17,140
Electric Revenues (in millions):
Ameren Missouri
Residential	$376	$341
Commercial	273	259
Industrial	66	61
Other, including street lighting and public authority	(2)	24
Ameren Missouri retail load subtotal	$713	$685
Off-system sales and capacity	180	29
Ameren Missouri total	$893	$714
Ameren Illinois Electric Distribution
Residential	$342	$297
Commercial	180	165
Industrial	50	45
Other, including street lighting and public authority	—	(1)
Ameren Illinois Electric Distribution total	$572	$506
Ameren Transmission
Ameren Illinois Transmission(a)	$154	$131
ATXI	57	55
Eliminate affiliate revenues	(1)	(1)
Ameren Transmission total	$210	$185
Other and intersegment eliminations(a)	(53)	(41)
Ameren Total	$1,622	$1,364
(a)Includes $37 million and $28 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2025	2024
Gas Sales - dekatherms (in millions):
Ameren Missouri	9	8
Ameren Illinois Natural Gas	65	60
Ameren Total	74	68
Gas Revenues (in millions):
Ameren Missouri	$64	$61
Ameren Illinois Natural Gas	411	391
Ameren Total	$475	$452
	March 31,	December 31,
	2025	2024
Common Stock:
Shares outstanding (in millions)	270.3	269.9
Book value per share	$45.21	$44.88